EXHIBIT 11

                               CONMED Corporation
        Computation of Weighted Average Number of Shares of Common Stock

                                                                                         Year Ended December,
                                                                                            (in thousands)

                                                                                     1996           1997           1998
                                                                                    ------         ------         ------
Shares outstanding at beginning of period.................................          11,000         14,989         15,062
Weighted average shares issued............................................           3,045              8             23
                                                                                    ------         ------         ------

Shares used in the calculation of basic EPS
     (weighted average shares outstanding)................................          14,045         14,997         15,085

Effect of dilutive potential securities........................................        451              -            236
                                                                                    ------         ------         ------

Shares used in the calculation of diluted EPS.............................          14,496         14,997         15,321
                                                                                    ======         ======         ======